UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2009

AXIS CAPITAL HOLDINGS LIMITED

(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

92 Pitts Bay Road

Pembroke, Bermuda HM 08

(Address of principal executive offices, including zip code)

(441) 405-2600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 13, 2009, the Board of Directors of AXIS Capital Holdings Limited (the “Company”), upon the recommendation of its Corporate Governance and Nominating Committee and pursuant to its Bye-laws, increased the size of the Board from thirteen to fifteen directors and appointed Mr. Thomas C. Ramey and Mr. Wilhelm Zeller as new directors, effective immediately. Each of Messrs. Ramey and Zeller will serve as a Class II Director. Committee appointments for Messrs. Ramey and Zeller have not yet been determined. Messrs. Ramey and Zeller will receive compensation pursuant to the fee arrangements provided to the Company’s other non-employee directors under the Company’s 2009 Directors Annual Compensation Program, and will be eligible to participate in the AXIS Capital Holdings Limited 2007 Long Term Equity Compensation Plan, each of which is described under the heading “Director Compensation” in the Company’s Annual Proxy Statement for its 2009 Annual General Meeting of Shareholders, filed with the Securities and Exchange Commission on March 27, 2009. Messrs. Ramey and Zeller are not parties to any transaction that is required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2009

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Richard T. Gieryn, Jr.
Richard T. Gieryn, Jr.
General Counsel